EXHIBIT 10C

                               AMENDMENT NO. 3 TO
                    THE EASTERN COMPANY DIRECTORS FEE PROGRAM

         The Eastern Company Directors Fee Program (the "Program") is hereby amended as follows:

        (1) Effective as of January 5, 2004, Section 1 of the Program is amended to read as follows:

         1. Purpose. The purpose of this Program is to promote the interests of The Eastern Company and its shareholders by providing a method whereby the non-employee directors of the Company may become owners of the Company's common stock through the payment of all or a portion of their quarterly retainer fees and meeting fees in shares of Company common stock. The Program will increase the proprietary interest of the non-employee directors in the Company's business and in its continued success and progress, and will encourage qualified individuals to become members of the Board of Directors of the Company.

        (2) Effective as of January 5, 2004, Section 5 of the Program is amended to read as follows:

         5. Issuance of Shares of Eastern Common Stock.

         (a) Prior to the first scheduled payment of Directors' Fees during a calendar year, each Non-employee Director may elect to receive all or a portion of his or her Directors' Fees in shares of Eastern Common Stock rather than in cash. The election shall specify the percentage of the Directors' Fees to be paid in shares of Eastern Common Stock, with the remainder of the Directors' Fees to be paid in cash. Any such election shall be irrevocable with respect to Directors' Fees payable during the calendar year, and will continue to apply to Directors' Fees payable during each subsequent calendar year unless a new election is made prior to the first scheduled payment of Directors' Fees in such subsequent calendar year.

         (b) On or about the last day of each calendar year quarter, the Company shall issue shares of Eastern Common Stock to each Non-employee Director who elected to receive all or a portion of his or her Directors' Fees in shares of Eastern Common Stock rather than in cash. The number of shares of Eastern Common Stock to be issued to the Non-employee Director will equal: (i) the percentage of his or her Directors' Fees which the Non-employee Director elected to be paid in shares of Eastern Common Stock; multiplied by (ii) the total dollar amount of the Directors' Fees payable to the Non-employee Director for services performed on or after the first day of the calendar year quarter (or, if later, the date of the last previous issuance of shares of Eastern Common Stock under Section 5(c)) and prior to the fifteenth (15th) day of the last month of the calendar year quarter; divided by (iii) the Fair Market Value of Eastern Common Stock as of the fifteenth (15th) day of the last month of the calendar year quarter.

         In addition, in the event a Non-employee Director becomes entitled to Directors' Fees for services performed on or after the fifteenth (15th) day of the last month of a calendar year quarter and on or prior to the last day of such calendar year quarter, the number of shares of Eastern Common Stock issuable to the Non-employee Director as a result of such services shall be calculated on the basis of the Fair Market Value of Eastern Common Stock as of the fifteenth (15th) day of the last month of such calendar year quarter, but such shares shall be issued on or about the last day of the following calendar year quarter.

         (c) Notwithstanding the provisions of Section 5(b) of the Program, the Board of Directors (or a committee of two or more non-employee directors of the Company) may, in its sole discretion, elect to issue shares of Eastern Common Stock as of the date of any meeting of the Board of Directors (or any committee meeting of the Board of Directors). In such an event, the Company shall issue to each Non-employee Director a number of shares of Eastern Common Stock equal to:
(i) the percentage of his or her Directors' Fees which the Non-employee Director elected to be paid in shares of Eastern Common Stock; multiplied by (ii) the total dollar amount of the Directors' Fees payable to the Non-employee Director

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for services performed on or after the first day of the calendar year quarter
(or, if later, the date of the last previous issuance of shares of Eastern Common Stock under Section 5(c)) and on or before the date of such meeting; divided by (iii) the Fair Market Value of Eastern Common Stock as of the date of such meeting. For purposes of this Section 5(c), a committee of two or more non-employee directors shall mean a committee which is appointed by the Board of Directors and which consists of two or more directors who satisfy the requirements of Rule 16b-3(b)(3) issued by the Securities and Exchange Commission (the "SEC"), as such rule may hereafter be amended.

         (d) Fractional shares of Eastern Common Stock shall not be issued to a Non-employee Director under the Program. In lieu of the issuance of a fractional share of Eastern Common Stock, such fractional share will be carried over and will be valued based on the Fair Market Value of Eastern Common Stock as of the next succeeding date as of which shares of Eastern Common Stock are valued under the Program. The value of such fractional share, as so determined, will then be added to the Directors' Fees otherwise payable on the basis of such Fair Market Value, and will be paid in cash or in shares of Eastern Common Stock in accordance with the provisions of this Section 5.

         (e) Shares of Eastern Common Stock issued under the Program shall be fully vested and shall not be subject to any restrictions upon their sale, assignment, transfer or other disposition (other than any restrictions on transferability which are imposed by the securities laws of the United States or any state).

         (f) The Company shall issue to each Non-employee Director a certificate or certificates representing the shares of Eastern Common Stock issued under the Program. Upon issuance of such certificate or certificates, the Non-employee Director shall thereupon be deemed to be a shareholder of the Company with respect to all of the shares of Eastern Common Stock represented by such certificate or certificates. The Non-employee Director shall thereafter have, with respect to such shares of Eastern Common Stock, all of the rights of a shareholder of the Company (including the right to vote the shares of Eastern Common Stock and the right to receive any cash or stock dividends on such shares of Eastern Common Stock).


        (3) All section numbers and cross references thereto are appropriately amended to effectuate the intention of the foregoing amendments.


         Dated at Naugatuck, Connecticut this 18th day of March, 2004.

ATTEST:                                    THE EASTERN COMPANY



/s/Theresa P. Dews                      By /s/John L. Sullivan III
------------------                         -----------------------
Its Assistant Secretary                    Its Vice President, Secretary and
                                           Treasurer



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